CONTRACT TO LEASE

This lease made and entered into this 27th day of April, 2000 by and between Ellington Development Incorporated with a principal place of business at 3908 North 24th Street; City of Quincy; County of Adams; State of Illinois hereinafter called LESSOR and Spectrian Corporation with a principal place of business at 350 West Java Drive; City of Sunnyvale; County of Santa Clara; State of California hereinafter called the LESSEE.

                                   WITNESSETH

WHEREAS LESSOR is the owner of a group of buildings known as Ellington Development located on Ellington Road near 24th Street, Quincy, Illinois;

WHEREAS LESSEE desires to lease a portion of the building located at 2515 Ellington Road, Quincy, Illinois further described in Exhibit A, B, C and D from
LESSOR:

NOW THEREFORE in consideration of the rental herein reserved and of the covenants and conditions hereinafter contained, it is mutually agreed as follows:

1. Premises - LESSOR hereby leases and demises to LESSEE and LESSEE does hereby take and accept from LESSOR the south 100'W x 120'L portion of the building located at 2515 Ellington Road on the real estate described hereinbelow to wit:

         200' x 398.54' parcel of land located at 2515 Ellington Road, County of Adams, State of Illinois as more fully described in Exhibits A, B, C and D attached hereto and made a part hereof, hereinafter called the

"Premises" TO HAVE AND TO HOLD THE SAME, with appurtenances, unto the said LESSEE for and during the term and at the rental hereinafter set forth.

2. Term - The Original Term of this Lease will be for two (2) years commencing at the opening of business May 1, 2000 and terminating at the close of business on April 30, 2002.

3. Option to Renew - LESSOR hereby grants LESSEE two (2) successive options to renew this Lease for an additional term of 2 years each commencing at the expiration of the Original Term or Renewal Term upon the same terms and conditions provided herein other than for an adjustment of rent as set forth hereinbelow. Each such renewal option shall be exercised in writing, delivered to the LESSOR sixty (60) days prior to expiration of the Original Term or prior Renewal Term as the case may be.

4.  Rent -

a. Original - LESSEE agrees to pay to LESSOR as rental for the demised Premises during the Original Term of the Lease annually the sum of Thirty Thousand Dollars ($30,000.00) lawful money of the United States, payable in twelve (12) equal monthly installments of Two Thousand Five Hundred Dollars ($2,500.00) in advance on the first day of each month without demand. Rental payments will be considered delinquent if not received by LESSOR by the Tenth day of the month and a 5% late charge shall be added to the monthly rental amount due.

b. Option for the First Renewal Term - LESSEE agrees to pay to LESSOR as rental for the demised Premises during the First Renewal Term of the Lease annually an amount equal to the rent paid by LESSEE for the last year of the Original Term increased by six percent (6%). Said sum shall be payable in lawful money of the United States, in twelve (12) equal monthly installments, in advance on the first day of each month without demand.

c. Option of the Second Renewal Term - LESSEE agrees to pay to LESSOR as rental for the demised Premises during the Second Renewal Term of the Lease annually an amount equal to the rent paid by LESSEE for the last year of the First Renewal Term increased by six percent (6%). Said sum shall be payable in lawful money of the United States, in twelve (12) equal monthly installments, in advance on the first day of each month without demand.

d. Security Deposit - Upon execution hereof, LESSEE shall deposit with LESSOR the sum of Two Thousand Five Hundred Dollars ($2,500) (the "Security Deposit"), in cash, as security for the performance by LESSEE of the terms and conditions of this Lease. Within thirty (30) days after the expiration or earlier termination of the Lease term, or Renewal Term(s), if applicable, and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire security deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease.

5. Use - LESSEE shall have the right to occupy and use the Premises for any lawful purpose within the zoning regulations of the area, including and not limited to general warehouse, assembly, office and other uses. Non-containerized materials or trash shall not be stored outside of the building or against the interior of the building walls. LESSEE shall have the right to place an exterior sign on the Premises. In the event LESSEE installs monument signage in front of the building, LESSEE may in its sole discretion, at its sole cost and expense, maintain flowers, rocks, lighting borders or other enhancing materials around the monument signage. LESSEE shall be solely responsible for maintaining in good condition its sign and shall remove it and repair any damage caused by such removal on or before the Expiration Date of the Original Term or Renewal Term, as applicable.

6. Ingress and Egress - LESSOR warrants that access to the Premises shall at all times be available by concrete or asphalt drive. Parking area for the Premises shall be the south portion of the parking/dock area extending from the southwest corner of the building 120' to the north. LESSEE shall have the right, during the Original Term and any Renewal Term thereof, to use 26 reserved parking spaces which includes the handicapped parking spaces. LESSOR shall provide adequate controls to minimize disruption of use of these reserved spaces by anyone other than LESSEE.

7.  Repairs, Maintenance, and Alterations -

a. LESSEE - LESSEE shall maintain and make necessary repairs required by usage of interior and interior equipment such as plumbing fixtures, lighting
     fixtures,   electrical  outlets,  heating  &  air
     conditioning equipment, including filter changes and routine maintenance and minor service of the units from normal usage breakdown at its own expense using materials and workmanship in a grade equal to the condition existing as of the Commencement Date. LESSEE shall have the right to make repairs, alterations, and improvements to the building upon submitting written request to LESSOR, such request shall not be unreasonably withheld. LESSEE shall maintain and restore the Premises to the condition of the building when LESSEE commenced occupancy, and all alterations, additions, or improvements made to or put upon the Premises shall become the property of the LESSOR and shall remain upon and be surrendered with the Premises as a part thereof. All work shall be performed so as to keep the Premises at all times free and clear of any mechanics liens or liens from material and workmanship, and if any such liens are imposed upon the Premises, Lessee shall remove the same within thirty (30) days after it has knowledge of the same. Notwithstanding anything aforesaid, LESSEE shall have the right to install and remove from time to time and at the end or earlier termination of this Lease, LESSEE's trade fixtures and equipment and business fixtures and equipment, to include, without limitation, office partitions, conveyors, bins, platforms and furniture. LESSEE shall promptly repair any damage to the Premises caused by the removal by LESSEE of any of LESSEE's property therefrom and this covenant shall survive the expiration or termination of this Lease. LESSEE shall be responsible for snow removal.

b. LESSOR - The LESSOR shall maintain and repair at its sole cost and expense the exterior of the building, its structure, roof, all service and utility pipes, wire and lines located on the Premises to the point in each case where LESSEE begins its own use of such utility or service. LESSOR shall be responsible for grass mowing and tree and shrub trimming the cost of which shall be reimbursed by LESSEE but in no event shall exceed Three Hundred Dollars ($300.00) annually.

8. LESSOR's Right of Access - LESSOR, its agents, servants and employees shall have the right to enter the

Premises during business hours, with reasonable frequency, and upon reasonable notice of not less than 24 hours for the purpose of inspecting the same to ascertain whether LESSEE is performing the covenants of this Lease, and during business hours or otherwise in the event of need, under special arrangements with LESSEE for the purpose of making required repairs, alterations, improvements or additions. LESSOR shall be allowed to take all material into and upon the Premises that may be required therefore without the same constituting an eviction of LESSEE in whole or in part, and, except as otherwise provided, the rent reserved shall in no way abate while said repairs are being made by reason of reasonable loss or interruption of the business of LESSEE because of the prosecution of any such work. LESSOR agrees to cause as little inconvenience as possible to LESSEE in connection therewith. During the sixty (60) days preceding the expiration of this Lease, LESSEE shall permit LESSOR or LESSOR's agents to show the Premises to prospective tenants with reasonable frequency during business hours on reasonable notice and to place and keep in one or more conspicuous places upon the exterior of the premises not interfering with LESSEE's use of the Premises, a notice in the usual form "To Let" and a notice in the usual form "For Sale", which notices LESSEE shall permit to remain thereon without molestation.

9. Destruction by Fire or Other Causes, Insurance - LESSOR shall provide and maintain adequate insurance on the Premises in an amount determined by LESSOR against loss or damage by fire, lightning, tornado or other casualty. LESSEE shall reimburse to LESSOR the commercially reasonable cost incurred in obtaining and maintaining this insurance for the demised Premises, which shall not include any earthquake or flood insurance premiums, deductibles in excess of $10,000, or co-insurance payments. LESSEE shall provide all insurance covering its contents and personalty separately. In the event of damage to or destruction of the Premises or a portion thereof by fire, or other cause so that the Premises cannot in the fair estimate of either party be restored within sixty (60) days, either party may terminate this Lease by written notice given thirty (30) days after the event; and rents and other sums payable by LESSEE for the remainder of the term shall wholly abate. If the Premises can be restored in sixty (60) working days, LESSOR will undertake immediately the repair and reconstruction of the Premises at LESSOR's expense and will complete such work with due and reasonable diligence. During the period commencing with the date the damage occurred and ending with completion of the requisite repairs or reconstruction, the rent payable hereunder shall equitably abate and the obligation of the LESSEE to pay the same shall cease to the extent and in proportion to the area rendered untenantable by the damage or by the work or restoration or repair.

10. Liability Insurance - LESSEE shall at all times during the term of this Lease carry public liability insurance covering the premises and LESSEE's operations, which insurance shall adequately insure against liability for personal injury or death and property damage. Current Certificates of Insurance showing evidence of insurance coverage shall be provided to LESSOR. Except to the extent caused by the negligence or willful misconduct of LESSOR, LESSEE shall indemnify and hold harmless LESSOR from and against all claims, actions, demands, judgements, damages, liabilities and expenses suffered by LESSOR including reasonable attorneys' fees, for death of or bodily injury to any person or for loss of, damage to or destruction of any property arising on account of any action or failure to act by LESSEE in connection with LESSEE's use of the Premises. LESSOR shall indemnify, defend, protect and hold harmless LESSEE from all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of LESSOR or its agents, contractors, licensees or invitees, LESSOR's violation of any law, order or regulation, or a breach of LESSOR's obligations or representations under this Lease.

11. Utilities, Taxes - LESSEE shall supply heat to the Premises only and shall maintain a minimum interior temperature of 40(Degree) F. LESSEE shall at its own expense pay all charges for water, gas, electricity and telephone utilities and services used in connection with the Premises during the term of this Lease. LESSOR agrees that all such utilities (including both storm and sanitary sewers) shall be available to the Premises at the commencement date. LESSOR further covenants and agrees that potable water will be available to the Premises for use by LESSEE and its employees. In addition, LESSEE shall reimburse LESSOR the costs of all real estate taxes levied on the Premises annually for the term of the Lease prorated to the portion of the building occupied and the term of the lease.

12. Eminent Domain - If the whole or any part of the Premises shall be taken by lawful authority for any public or quasi-public use or purpose this Lease shall, as to the part taken, terminate on the date title shall be acquired, and the rent reserved shall abate equitably and in proportion to the part so taken and shall entirely abate if the entire Premises are so taken. In all cases of a partial taking of the Premises (except a minor street widening not injurious to the use of the Premises by LESSEE) LESSEE may, at its election, by delivering written notice to that effect to LESSOR, terminate this Lease and vacate the Premises, and in that event, the liability of LESSEE for performance of the Lease shall terminate and come to an end and all rents shall abate.

13. Quiet Enjoyment - LESSOR covenants and agrees that LESSEE shall have the quiet and peaceful enjoyment and exclusive possession of the Premises during the term of this Lease.

14. Default by LESSEE - It is expressly understood and agreed that if default be made in the payment of the rent or any part thereof as herein specified, in which case LESSEE fails to make such payment within five (5) days after written notice of a delinquency by LESSOR, or if default be made in any covenants or agreements in this Lease contained on the part of the LESSEE to be performed, in which case LESSEE fails to perform within five (5) days after written notice of a delinquency by LESSOR, in addition to all other rights and remedies available to LESSOR, LESSOR may, if LESSOR elects, at any time thereafter terminate this Lease and the term thereof if fifteen (15) days after giving LESSEE a second notice in writing of its intention to do so, LESSEE has failed to remedy the default, this Lease and the term thereof shall terminate expressly and come to an end on the date fixed in such notice as if said date were the date originally fixed in this Lease for the termination thereof.

15. Covenants - The parties agree that the promises of each to the other contained herein constitute covenants and conditions to the performance of the other, and that a breach of one or more such covenants and conditions shall constitute a breach of the Lease.

16. Surrender - LESSEE shall quit and surrender the Premises at the expiration of the term in as good order and condition as they were when LESSEE commenced occupancy, ordinary wear and tear, damage by fire, acts of God or other casualty and repair and replacement obligations defaulted by LESSOR excepted.

17. Notices - Any notice given pursuant to this Lease shall be valid only if given in writing, and shall be deemed sufficiently given if given by hand delivery, or by registered or certified mail with sufficient postage attached. Notices to LESSOR shall be sufficient if given or addressed to the person and place to or at which payment of rent last preceding the time for notice had been made and received or to:

                           Ellington Development Inc.
                             3908 North 24th Street
                             Quincy, Illinois 62301

Notices to LESSEE shall be sufficient if given or addressed to:

                              Spectrian Corporation
                               350 West Java Drive
                           Sunnyvale, California 94089

The date of any notice provided for in this Lease shall be the date of deposit in the U.S. mails with sufficient postage if given by registered or certified mail, or the date of actual delivery to the above address of the party to be notified if otherwise given. The person and place to which notice may be given may be changed from time to time by written notice to the other, effective five
(5) days after delivery of such notice.

18. Successors - Covenants and rights herein shall apply to, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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


19. Headings - Paragraph headings are used herein for identification only and shall not in any way affect the interpretation of this Lease.

20. Integration - This Lease states the entire agreement between the parties and replaces all prior and contemporaneous agreements documents and representations with respect to the subject matter hereof. No alteration, modification, termination, waiver or release, in whole or in part, shall be effective unless in writing, signed by a duly authorized representative of each of the parties hereto or their successors or assigns.

21. Third Party Rights - Nothing in this Lease shall be interpreted as conferring any rights on any party other than the parties hereto.

22. Counterparts - This Lease may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, The parties have hereunto set their hands this 27th day of April, 2000.

ELLINGTON DEVELOPMENT INC                         SPECTRIAN CORPORATION

     /s/ Ray Shortridge                       /s/ Thomas Waechter
----------------------------------       -------------------------------
         President                                President


Attest: /s/ Sheila Morgan                Attest: /s/ Craig S. Hoxsie
       ---------------------------              ------------------------

                             FIRST ADDENDUM TO LEASE

         THIS FIRST ADDENDUM TO LEASE (this "Addendum") is made by and between ELLINGTON DEVELOPMENT INC. ("Lessor"), and SPECTRIAN CORPORATION ("Lessee"), to be a part of that certain Contract to Lease between Lessor and Lessee (the "Lease") concerning approximately 12,000 rental square feet of space (the "Premises") located at 2515 Ellington Road, Quincy, Illinois. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. Lessor and Lessee agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

         1) Condition of Premises. Lessor warrants and represents that, as of the Commencement Date, (i) the Premises, the Building, and the Development will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restriction ("Laws"), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer and other systems serving the Premises and the Building will be in good operating condition and repair, and (iv) the roof of the Building will be in good condition and water tight, and (v) the Lessor Work described in Exhibit D to the Lease will be completed in a good and workmanlike manner using new materials of good quality and in compliance with all Laws. Lessor shall provide, or cause Lessor's HVAC contractor to provide, all documents relating to preventative maintenance schedules and repairs to the existing HVAC systems and controls service the Premises and the Building. Lessor shall allow Lessee and Lessee's designated HVAC contractor to inspect and test the HVAC systems and controls prior to execution of this Lease.

         2a) Term. The Lease shall commence on the later of June 1, 2000, (the "Commencement Date") or (unless waived by Lessee in writing) the date by which all the following have occurred: (a) Lessor has substantially completed "Lessor Work" in accordance with the Lease and this Addendum;
         (b) Lessor has delivered possession of the Premises to Lessee; and (c) Lessor has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for Lessee's intended use. If the Commencement Date has not occurred for any reason whatsoever on or before July 1, 2000, then, in addition to Lessee's other rights or remedies, Lessee may terminate the Lease by written notice to Lessor, whereupon any monies previously paid by Lessee to Lessor for the Premises shall be reimbursed to Lessee.

         2b) Early Occupancy. Lessor shall permit Lessee to enter and occupy the Premises upon execution of this Lease, for the purpose of installing its equipment, data, telecommunications and cabling systems and trade fixtures. Such occupancy shall be subject to all of the provisions of the Lease, except the obligation to pay any monthly rent thereunder. Lessee shall sign up and be responsible for all utilities at the date of occupancy and tax and insurance charges shall be prorated to the date of occupancy.

         3) Alterations. Lessee shall have the right to make repairs, alterations and improvements to the building upon submitting written request to Lessor, such request shall not be unreasonably withheld. Upon Lessee's request, Lessor shall advise Lessee in writing whether Lessor will require Lessee to remove any alteration from the Premises upon termination of the Lease.

         4) Hazardous Materials. To the best knowledge of Lessor, (a) no Hazardous Material is present in the Building, at the Premises or at the Development or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Premises, and (c) no action, proceeding or claim is pending or threatened regarding the Building or Premises concerning any Hazardous Material or pursuant to any environmental Law. Under no circumstance shall Lessee be liable for, and Lessor shall indemnify, defend, protect and hold harmless Lessee, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants'
         fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time in, on or about the Building, the Development, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any environmental Law, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Lessee or Lessee's Parties in violation of applicable environmental Laws. "Hazardous Material" shall mean any material which is now or hereafter regulated by any governmental authority which poses a hazard to the environment or human health. Hazardous Materials shall not include products used by Lessee for typical office and janitorial purposes.

         5) Repairs and Maintenance. Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct, any repair, maintenance or improvements which could be treated as a "capital expenditure" under generally accepted accounting principles.

         6) Lessor's Insurance; Waiver of Subrogation. Lessor shall maintain "all risk" property insurance insuring against risk of loss or damage to the Building and the Development for the full replacement cost thereof. Notwithstanding anything in the Lease to the contrary, Lessor and Lessee hereby release each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Lease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity so released. All of Lessor's and Lessee's repair and indemnity obligations under the Lease shall be subject to the waiver and release contained in this paragraph. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all recovery by way of subrogation as required herein in connection with any injury or damage covered by such policy.

         7) Remedies. Lessor shall have no security interest or lien on any item of Lessee's trade fixtures, furniture, equipment and other personal property ("Lessee's Property"). Within ten (10) days following Lessee's request, Lessor shall execute documents reasonably acceptable to Lessee to evidence Lessor's waiver of any right, title, lien or interest in Lessee's Property and giving any lenders holding a security interest or lien on Lessee's Property reasonable rights of access to the Premises to remove such Lessee's Property, provided that such lenders repair any damage caused by such removal. Lessor shall use its best efforts to mitigate any damages resulting from a default by Lessee, and Lessee shall not in any event be liable for any damages reasonably mitigable by Lessor. Lessor waives any right of distraint, distress for rent or Lessor's lien that may arise at law.

         8) Subordination. The subordination of Lessee's rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Lessee's having received from any such mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably satisfactory to Lessee providing that Lessee's rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust and confirming that Lessee shall receive all of the rights and services provided for under the Lease.

IN WITNESS WHEREOF, the parties have executed this Addendum.

LESSOR:                                     LESSEE:

ELLINGTON DEVELOPMENT INC.                  SPECTRIAN CORPORATION,
an Illinois corporation                     a California corporation

By: /s/ Ray Shortridge                      By:   /s/ Michael Angel
   -------------------------------------         -------------------------------

   -------------------------------------         -------------------------------
Name: Ray Shortridge                        Name: Michael Angel
     -----------------------------------         -------------------------------

   -------------------------------------         -------------------------------

Title:  Presidend                           Title: CFO
       ---------------------------------          ------------------------------

   -------------------------------------         -------------------------------

                                   EXHIBIT A

                                2515 Ellington Rd

                        General Building Specifications

CONCRETE WORK:
-       Reinforced footing, 3' x 8"D
-       Reinforced foundation 8"W x 3'6"H, 7'H at dock area
-       6''T concrete floor reinforced with one row of 6x6x# 10 wire mesh
- 6"T concrete parking /dock area reinforced with one row of 6x6x#10 wire mesh
-       5"T sidewalk

STEEL BUILDING:
-       100' x 200' x 16'EH building with 4' roof extension on south
-       30 lb. Live load/90 MPH wind load
-       /4/l2 pitch roof
- all steel framing members placed at 25' bay spacing with one interior columns at 50'
-       24 ga galvalume standing seam roof panels
-       26 ga. Light Stone painted wall panels
-       26 ga Artic White full height liner panel in manufacturing area
-       gutters, downspouts

DOORS AND WINDOWS:
-       Two (2) 8' x 9' Thermocore overhead door at dock height
-       One (1) 10' x 12' Thermocore overhead door at grade
-       Two (2) 3' x 7' full steel exterior personnel doors
-       One (1) 4' x 7' full steel exterior personnel doors
-       One (1) 3' x 7' full glass main entrance door
-       Eleven (11) 2'W x 6'H fixed insulated glass windows

INSULATION:
- 8"T Insul-basket system fiberglass insulation with white vinyl facing in the roof
-       8"T unfaced PEBS fiberglass insulation in the exterior walls

INTERIOR FINISHING:
- 8" full height masonry walls separating office, manufacturing and shipping areas
-       steel stud and painted drywall walls in office area
-       suspended ceiling throughout office area
-       carpet in office area
-       vinyl tile in manufacturing, lunch room and restrooms

HEATING AND AIR CONDITIONING:
- Four (4) 12.5T 31.4KW electric heat pumps in manufacturing and shipping areas
- One (1) lOT 31.4 KW electric heat pump with ducts, registers and grilles in office area

PLUMBING:
-       One (1) drinking fountain
-       One (1) wash sink
-       Men's  manufacturing area restroom  consisting of one (1) lavatory,  two
        (2) urinals and one (1) water closet
-       Women's manufacturing area restroom consisting of one (1) lavatory,  two
        (2) water closets
- Men's office restroom consisting of one (1) lavatory and one (1) water closet
- Women's office restroom consisting of one (1) lavatory and one (1) water closet
-       One (1) sink in lunch room

ELECTRICAL:
- 120/208 volt, 3 phase, 4 wire 600 AMP electrical service and 400 AMP electrical service
-       8' flourescent lighting in the manufacturing area
-       2x4 layin lighting fixture in office areas
-       Fan-light combination fixtures in office restrooms

                                   EXHIBIT B



                           Map of rooms to be painted

                                   EXHIBIT C


                     Map of southwest quarter of section 18

                                   EXHTBIT D

                                  Lessor Work

         Lessor shall perform the following Lessor Work, at Lessor's sole cost and expense, prior to the Commencement Date:

         1. Patch and re-paint office walls as indicated on the floor plan, Exhibit B

         2. Strip and re-wax all VCT flooring in the lab area, restrooms, break room. Replace missing floor tiles.

         3.       Shampoo all office area carpeting.

         4.       Install overhead door as indicated on the floor plan,  Exhibit
                  B.

         5. Demise the building into 12,000 sq. ft. south area and 8,000 sq. ft. north area. Existing double doors at two locations shall have angle iron bolted to the masonry walls securing the areas on both sides.

         6.       The  south  12,000  sq.  ft.  area  shall  have  one  (1)  600 amp-metered service and one (1) 400 amp-metered service. Separate electrical metering and distribution service shall be installed in the north 8,000 sq. ft. area.

         7.       Trim existing landscaping.